UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.
UPC Financing Partnership (the “Facility AO Borrower”) and UPC Broadband Holding B.V. (the “Company”) have entered into the financing described below by way of additional facilities drawn under the €1,072.0 million credit agreement originally dated January 16, 2004 as amended from time to time (the “Credit Agreement”). The Facility AO Borrower is a direct subsidiary of UPC Holding B.V. and UPC Holding B.V. is an indirect subsidiary of Liberty Global plc.
On November 23, 2016, the Facility AO Borrower, certain other Obligors (as defined in the Credit Agreement) and The Bank of Nova Scotia as facility agent entered into a €600.0 million additional facility accession agreement (the “AO Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AO Accession Agreement, certain lenders have agreed to provide a €600.0 million term loan facility (“Facility AO”) to the Facility AO Borrower. The final maturity date for Facility AO will be January 15, 2026. Facility AO will bear interest at a rate of EURIBOR plus 3.00% subject to a EURIBOR floor of 0.00%. Facility AO can be utilized by the Facility AO Borrower for its general corporate purposes and working capital purposes including the repayment or prepayment of existing indebtedness and the payment of fees and expenses in connection with Facility AO or other transactions related thereto.
The advances made under Facility AO will be issued with an original issue discount fee such that they are issued at a price of 99.75% of the principal amount of each Facility AO advance on the relevant utilization date. The net proceeds of such advances under Facility AO will be used to prepay in full the Facility AD Advance (as defined in the Additional Facility AD Accession Agreement) outstanding under the €750.0 million additional facility accession agreement dated February 7, 2012 and entered into between the Facility AO Borrower and UPCB Finance VI Limited (as Additional Facility AD Lender) (the “AD Accession Agreement”).
The AO Accession Agreement provides that the lenders under Facility AO consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the AO Accession Agreement (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of the Company.
The foregoing descriptions of Facility AO and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AO Accession Agreement, a copy of which is attached hereto at Exhibit 4.1.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Exhibit Name

4.1	Additional Facility AO Accession Agreement dated November 23, 2016 and entered into between, among others, UPC Financing Partnership, UPC Broadband Holding B.V. and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 30, 2016